Exhibit 99.1

2 Changi South Lane	65.6299.8888 Main
Singapore 486123	www.flextronics.com

P R E S S  R E L E A S E

Renee Brotherton	Kevin Kessel
Corporate Communications	Investor Relations
(408) 576-7189	(408) 576-7985
renee.brotherton@flextronics.com	kevin.kessel@flextronics.com

FLEXTRONICS REPORTS SECOND QUARTER RESULTS

•    Adjusted Operating Income Increased 4% to $183M

•    GAAP Operating Income Increased 8% to $175M

•    Adjusted EPS from Continuing Operations Increased 18% to $0.26

•    GAAP EPS from Continuing Operations Increased 33% to $0.24

Singapore, October 18, 2012 — Flextronics (NASDAQ: FLEX) today announced results for its second quarter ended September 28, 2012 as follows:

	Three Month Periods Ended
	September 28,	September 30,	Y/Y
(US$ in millions, except EPS)	2012	2011	Growth
Net sales	$6,175	$8,008	-23%
Adjusted operating income (1)	$183	$176	4%
GAAP operating income	$175	$162	8%
Adjusted net income - continuing operations (1)	$176	$159	11%
GAAP net income - continuing operations	$160	$134	19%
Adjusted EPS - continuing operations (1)	$0.26	$0.22	18%
GAAP EPS - continuing operations	$0.24	$0.18	33%

(1)          An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.

Second Quarter Results

Net sales for the second quarter ended September 28, 2012 amounted to $6.2 billion, adjusted and GAAP operating income increased 4% and 8%, respectively, compared to the same quarter last year.  GAAP net income from continuing operations increased 19% to $160 million.  Adjusted EPS from continuing operations increased 18% or $0.04 to $0.26, and GAAP EPS from continuing operations increased 33% or $0.06 to $0.24.

“Results for our second quarter were broadly in line with our plans, despite a macroeconomic environment that is challenging across most of our product categories. It feels as if the company has never been busier as we are deploying a wide range of supply chain solutions that continue to increase in complexity in order to provide competitive advantages to our customers,” said Mike McNamara, CEO of Flextronics.

“Our company, with a solid business model, generated strong free cash flow which was further evidenced this quarter as we achieved $482 million in cash flow from operations and $342 million in free cash flow.  Our business remains on track to generate free cash flow in the range of $500 million this fiscal year,” said Paul Read, CFO of Flextronics.  “The company has also received authorization from both the shareholders and the board of directors to re-purchase up to 10% of the current outstanding share base.  This is an extension of the programs put in place over that last few years that have reduced our share count by 21% over the last 10 quarters,” he added.

Guidance

For the third quarter ending December 31, 2012, revenue is expected to be in the range of $5.8 billion to $6.2 billion.  Adjusted EPS is expected to be in the range of $0.18 to $0.22 per share.

GAAP earnings per share are expected to be lower than the guidance provided herein by approximately $0.02 per diluted share for quarterly intangible amortization and stock-based compensation expense.

Conference Calls and Web Casts

A conference call hosted by Flextronics’s management will be held today at 2:00 PM (PT) / 5:00 PM (ET) to discuss the Company’s financial results for the second quarter ended September 28, 2012.

The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation may also be found on the Company’s site.  A replay of the broadcast will remain available on the Company’s website afterwards.

About Flextronics

Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to aerospace and defense, automotive, computing, consumer, industrial, infrastructure, medical, energy and mobile OEMs. Flextronics helps customers design, build, ship and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and are vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.

# # #

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  These risks include: that future revenues and earnings may not be achieved as expected; our dependence on industries that continually produce technologically advanced products with short life cycles; our ability to respond to changes in economic trends, to fluctuations in demand for customers’ products and to the short-term nature of customers’ commitments; competition in our industry, particularly from ODM suppliers in Asia; our dependence on a small number of customers for the majority of our sales; the challenges of effectively managing our operations, including our ability to manage manufacturing processes, utilize available manufacturing capacity, control costs and manage changes in our operations; production difficulties, especially with new products; the impact on our margins and profitability resulting from our increased components offerings; supply shortages of required electronic components; compliance with legal and regulatory requirements; the challenges of international operations, including fluctuations in exchange rates beyond hedge boundaries leading to unexpected charges; changes in government regulations and tax laws;  and the effects that the current macroeconomic environment could have on our business and demand for our products as well as the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations.  Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission.  The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.  The share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

SCHEDULE I

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Month Periods Ended
	September 28, 2012	September 30, 2011
GAAP:
Net sales	$6,174,841	$8,008,428
Cost of sales	5,808,069	7,635,910

Gross profit	366,772	372,518

Selling, general and administrative expenses	192,183	210,378

Operating income	174,589	162,140

Intangible amortization	7,265	11,459
Interest and other expense, net	(10,450)	1,419

Income before income taxes	177,774	149,262

Provision for income taxes	17,321	15,313
Net income from continuing operations	$160,453	$133,949

Loss from discontinued operations	(9,906)	(4,069)

Net income	$150,547	$129,880

EPS:
Net income from continuing operations:
GAAP	$0.24	$0.18
Non-GAAP	$0.26	$0.22

Loss from discontinued operations:
GAAP	$(0.01)	$(0.01)
Non-GAAP	$—	$—

Net income:
GAAP	$0.22	$0.18
Non-GAAP	$0.26	$0.22

Diluted Shares used in computing per share amounts	678,086	731,049

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures.  See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE II

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(unaudited)

	Three Month Periods Ended
	September 28, 2012	% of Sales	September 30, 2011	% of Sales

Net Sales	$6,174,841		$8,008,428

GAAP gross profit	$366,772	5.9%	$372,518	4.7%
Stock-based compensation expense	1,058		2,293
Non-GAAP gross profit	$367,830	6.0%	$374,811	4.7%

GAAP SG&A Expenses	$192,183	3.1%	$210,378	2.6%
Stock-based compensation expense	7,316		11,955
Non-GAAP SG&A Expenses	$184,867	3.0%	$198,423	2.5%

GAAP operating income	$174,589	2.8%	$162,140	2.0%
Stock-based compensation expense	8,374		14,248
Non-GAAP operating income	$182,963	3.0%	$176,388	2.2%

GAAP provision for income taxes	$17,321	0.3%	$15,313	0.2%
Intangible amortization benefit	308		587
Non-GAAP provision for income taxes	$17,629	0.3%	$15,900	0.2%

GAAP net income from continuing operations	$160,453	2.6%	$133,949	1.7%
Stock-based compensation expense	8,374		14,248
Intangible amortization	7,265		11,459
Adjustments for taxes	(308)		(587)
Non-GAAP net income from continuing operations	$175,784	2.8%	$159,069	2.0%

GAAP net income	$150,547	2.4%	$129,880	1.6%
Stock-based compensation expense	8,374		14,248
Intangible amortization	17,234		14,540
Adjustments for taxes	(308)		(587)
Non-GAAP net income	$175,847	2.8%	$158,081	2.0%

EPS:
Net income from continuing operations:
GAAP	$0.24		$0.18
Non-GAAP	$0.26		$0.22

Loss from discontinued operations:
GAAP	$(0.01)		$(0.01)
Non-GAAP	$—		$—

Net income:
GAAP	$0.22		$0.18
Non-GAAP	$0.26		$0.22

See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE III

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 28, 2012	March 31, 2012
ASSETS

Current Assets:
Cash and cash equivalents	$1,561,569	$1,518,329
Accounts receivable, net	2,400,558	2,593,829
Inventories	3,121,534	3,300,791
Current assets of discontinued operations	19,818	21,642
Other current assets	1,337,766	1,099,959
Total Current Assets	8,441,245	8,534,550

Property and equipment, net	2,179,297	2,076,442
Goodwill and other intangibles, net	299,934	159,924
Non current assets of discontinued operations	6,692	41,417
Other assets	262,100	221,471
Total assets	$11,189,268	$11,033,804

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Bank borrowings, current portion of long-term debt and capital lease obligations	$218,955	$42,467
Accounts payable	4,208,471	4,294,873
Current liabilities of discontinued operations	19,521	24,854
Other current liabilities	1,977,376	1,925,991
Total current liabilities	6,424,323	6,288,185

Long-term debt, net of current portion:
Revolving credit facility	—	140,000
Term loans	1,864,835	2,004,755
Other long-term debt and capital lease obligations	11,921	13,043
Other liabilities	435,246	303,842

Total shareholders’ equity	2,452,943	2,283,979
Total liabilities and shareholders’ equity	$11,189,268	$11,033,804

SCHEDULE IV

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO SCHEDULES I, II, & III

(1)  To supplement Flextronics’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share.  These supplemental measures exclude stock-based compensation expense, intangible amortization, the related tax effects and non-recurring settlements of tax contingencies.  These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies.  We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance.  We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors.  In addition, management’s incentive compensation is determined using certain non-GAAP measures.  Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation.  Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•                  the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•                  the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•                  a better understanding of how management plans and measures the Company’s underlying business; and

•                  an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions.  The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types.  In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies.

Free Cash Flow of $342 million for the second quarter ended September 28, 2012 consists of GAAP net cash flows from operating activities of $482 million less purchases of property and equipment net of dispositions of $140 million.  For the six-month period ended September 28, 2012, Free Cash Flow was $283 million consisting of GAAP net cash flows from operating activities of $528 million less purchases of property and equipment net of dispositions of $245 million. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities.  Since Free Cash Flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure — “net cash flows provided by operating activities.”

(2) We recognized a $23.0 million gain as a component of interest and other expense, net for the cumulative fair value adjustment for warrants to purchase common shares of a company in the three-month period ended September 28, 2012.  Per the accounting guidance, these warrants were to be fair valued at each reporting date with gains or losses from changes in fair value recognized in the statement of operations. The gain recognized for the quarter ended September 28, 2012 includes an out-of-period adjustment of $12.8 million ($0.02 per share) and $5.7 million ($0.01 per share) attributable to the three and six-month periods ended September 28, 2012 respectively.  Management believes the impact of the adjustment to the three and six-months ended September 28, 2012 and to prior fiscal and interim periods were not material.

(3) During the second quarter we entered into a letter of intent to sell a small non-core business to a third party.  The definitive agreement to sell was executed in October 2012 and the transaction is expected to be completed in the third quarter of fiscal 2013.  We expect to receive approximately $8.4 million in total proceeds from the sale.  In the first quarter of fiscal 2013, the Company finalized the sale of certain assets of its camera modules business.  The total proceeds received on the sale of this business amounted to $16.5 million.

The Company has reported the results of operations and financial position of these businesses as discontinued operations within the condensed consolidated statements of operations and the condensed consolidated balance sheets for all periods presented as applicable.  Loss from discontinued operations, net of tax, was $9.9 million during the three-month period ended September 28, 2012, of which includes a charge of $10.0 million was for the impairment of customer related intangible assets for the small non-core business based on the carrying value of net assets and the expected sale proceeds.

The results from discontinued operations were as follows:

	Three-Month Periods Ended
	September 28, 2012	September 30, 2011
	(In thousands)
Net sales	$15,767	$35,914
Cost of sales	14,415	33,046
Gross profit	1,352	2,868
Selling, general and administrative expenses	760	3,691
Intangibles amortization	9,969	3,081
Interest and other expense, net	520	48
Loss before income taxes	(9,897)	(3,952)
Provision for income taxes	9	117
Net loss of discontinued operations	$(9,906)	$(4,069)